EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Park-Ohio Holdings Corp., an Ohio corporation (the “Corporation”), hereby constitutes and appoints Matthew V. Crawford and Robert D. Vilsack, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-8 relating to the registration of certain equity securities of the Corporation to be offered in connection with the Park-Ohio Holdings Corp. 2021 Equity and Incentive Compensation Plan (Amended and Restated Effective May 17, 2023), with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

EXECUTED as of May 17, 2023.

/s/ Matthew V. Crawford	/s/ Patrick W. Fogarty
Matthew V. Crawford	Patrick W. Fogarty,
Chairman of the Board, Chief Executive Officer and President	Vice President and Chief Financial Officer

/s/ Edward F. Crawford	/s/ Patrick V. Auletta
Edward F. Crawford, Director	Patrick V. Auletta, Director

/s/ Dan T. Moore, III	/s/ John D Grampa
Dan T. Moore, III, Director	John D. Grampa, Director

/s/ Ronna Romney	/s/ Howard W. Hanna, IV
Ronna Romney, Director	Howard W. Hanna, IV, Director

/s/ Steven H. Rosen	/s/ James W. Wert
Steven H. Rosen, Director	James W. Wert, Director